SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2006

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

a) Amendment of Secured Convertible Debenture and Warrants

As previously reported, on October 7, 2005, Lithium Technology Corporation (the “Company”) entered into a Securities Purchase Agreement with Cornell Capital Partners, LP (“Cornell Capital”) pursuant to which the Company issued a secured convertible debenture in the principal amount of $3,000,000 (the “Secured Debenture”) and five-year warrants to purchase 20,000,000 shares of common stock at the following exercise prices: 10,000,000 at $0.06 per share, 5,000,000 at $0.07 per share and 5,000,000 at $0.10 per share (the “Warrants”).

In connection with the issuance of the Secured Debenture, the Company and Cornell Capital entered into an Investor Registration Rights Agreement (the “Registration Rights Agreement”) dated October 7, 2005, pursuant to which the Company agreed to file a Registration Statement with the United States Securities and Exchange Commission (“SEC”) within ninety days of October 7, 2005.

As previously reported, on January 31, 2006, the Company and Cornell Capital entered into an amendment of the Secured Debenture, the Warrants, and the Registration Rights Agreement (the “First Amendment”). On March 21, 2006 the Company and Cornell Capital entered into a second amendment of the Debenture, the Warrants, and the Registration Rights Agreement (the “Second Amendment”) including the amendment of the Warrants to provide for the purchase of an additional 20,000,000 shares of common stock for a total of 40,000,000 shares.

On November 9, 2006, the Board of Directors of the Company approved a third letter of amendment with Cornell Capital effective as of October 31, 2006 (the “Third Amendment”) whereby the Company amended the following provisions of the Secured Debenture and the Warrants. All payments of principal and accrued interest on the Secured Debenture otherwise due on or before March 15, 2006 are due on or before March 1, 2007. The conversion price at which Cornell Capital may convert the outstanding principal and interest due to Cornell Capital under the Secured Debenture into shares of the Company’s common stock is reduced to $0.0128. The Warrants are amended to provide that the exercise price is reduced to $0.0128 per share. The balance due and owing under the Secured Debenture as of October 31, 2006 was $3,257,096. In the Third Amendment the Company also agreed to pay Cornell Capital a forbearance fee of $375,000.

The Third Amendment also provides that: (i) the Company shall become current by February 1, 2007 on its required SEC periodic reporting filings; (ii) the Company shall obtain listing on the Over the Counter Bulletin Board (the “OTC BB”) by March 1, 2007; (iii) the Company shall seek and receive an extension or deferral, in writing by December 15, 2006, of its obligation to repay the approximately $9.5 million in debt due in December 2006, until March 1, 2007; and (iv) Cornell Capital may not exercise its right to conversion under the Secured Debenture unless (a) the price of the Company’s common stock is equal to or greater than $0.03 per share; or (b) the Company breaches any condition or requirement under the Third Amendment.

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b) Amendment of Convertible Note

As previously reported, the Company and Portfolio Lenders II, LLC (“Portfolio Lenders”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) dated December 6, 2005, pursuant to which the Company issued and sold to Portfolio Lenders a convertible note (the “Note”) in the original principal amount of Four Hundred Thousand Dollars ($400,000). As of June 14, 2006, $200,000 of principal plus $1,575 of accrued and unpaid interest on the Note was outstanding and due to be repaid by the Company. Such payment was not made by the Company on June 14, 2006. As of October 31, 2006, $213,090 in principal and interest was outstanding under the Note.

On November 9, 2006, the Board of Directors of the Company approved a letter of amendment effective as of October 31, 2006 with Portfolio Lenders (the “Letter of Amendment”) amending the terms of the Note Purchase Agreement and Note. The Letter of Amendment provides that all payments of principal and interest on the Note otherwise due on or before June 14, 2006 are due on or before October 31, 2006 and the conversion price of the Note is $0.02 per share. Portfolio Lenders also agreed to waive, as of October 31, 2006, any event of default as a result of the non-payment of principal or interest due on the Note or any breach of any covenant prior to October 31, 2006.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation.

See Item 1.01 above.

Section 8 – Other Events

Item 8.01. Other Events.

As previously reported, effective October 17, 2006, the Company dismissed BDO Seidman, LLP as its independent registered public accounting firm. The Company has commenced the process to engage a new independent registered public accounting firm to audit the Company’s financial statements for the years ended December 31, 2004 and 2005 and review the Company’s quarterly financial statements for all periods after December 31, 2004. Upon completion of the audit and review of the Company’s financial statements by the new independent registered public accounting firm the Company will file with the SEC amendments to the Company’s Form 10-KSB for the year ended December 31, 2005 and Form 10-QSB for the quarter ended March 31, 2006 and the Company will file reports on Form 10-QSB for the quarters ended June 30, 2006, September 30, 2006 and all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act Filings”).

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As previously reported, the Company’s common stock is not currently quoted on the OTC BB. The Company’s common stock is quoted through various market makers on the Pink Sheets Electronic Quotation Service published by the National Quotation Bureau under the symbol “LTHU.” The Company will not be eligible for quotation on the OTC BB until the Company files with the SEC the Exchange Act Filings.

As previously reported, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital on March 11, 2005 pursuant to which the Company may, at its discretion, periodically sell to Cornell Capital shares of Company common stock until Cornell Capital has advanced $15.0 million or August 12, 2007, whichever occurs first. Cornell Capital’s obligation to purchase shares of Company common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company’s common stock trading on the OTC BB and the Company maintaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement.

The Company currently cannot access the Standby Equity Distribution Agreement until an amendment to the Company’s registration statement for the common stock to be issued thereunder is filed with, and declared effective by, the SEC and the Company’s common stock is authorized for quotation on the OTC BB. The Company cannot file an amendment to the registration statement until the Company files with the SEC the Exchange Act Filings and includes such information in the Company’s registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2006

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Amir Elbaz
Amir Elbaz
Chief Financial Officer

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